                                  EXHIBIT 21.01
                       FNB FINANCIAL SERVICES CORPORATION
                            SCHEDULE OF SUBSIDIARIES

         Name                                   Jurisdiction of Organization
         ----                                   ----------------------------

FNB Southeast                                           North Carolina

Black Diamond Savings Bank, FSB                         Virginia